BYLAWS
                                       OF
                          SMARTVIDEO TECHNOLOGIES, INC.
                            (a Delaware corporation)


                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS


         SECTION 1. Place of Meetings. Meetings of stockholders shall be held within or without the State of Delaware at such place or places as the Board of Directors may from time to time determine.

         SECTION 2. Annual Meetings. Annual meetings of stockholders, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting in accordance with Section 5 of this
Article I, shall be held on such date and at such time as the Board of Directors shall determine.

         SECTION 3. Special Meetings. Special meetings of stockholders, for any purpose or purposes prescribed in the notice of the meeting and for the conduct of such business as may properly be brought before the meeting by or at the discretion of the Board of Directors or the chairman of the meeting, may be called by the Chairman of the Board or by a majority of the Board of Directors (either by written instrument signed by such majority or by a resolution duly adopted by the vote of such majority).

         SECTION 4. Notice of Stockholder Meetings. Written notice of every meeting of stockholders, annual or special, stating the place, date and time thereof and the purpose or purposes in general terms for which the meeting is called shall, not less than 10 nor more than 60 days before the date on which the meeting is to be held, be given to each stockholder entitled to vote thereat. Such notice shall be delivered either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to each stockholder at such stockholder's address as it appears upon the stock records of the Corporation or, if such stockholder shall have filed with the Secretary of the Corporation a written request that notices intended for him or her be mailed to some other address, then to the address designated in such request. Notice shall be deemed to have been given when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

         SECTION 5.    Quorum.

         (a) Except as otherwise provided by law or by the Certificate of Incorporation, at any meeting of stockholders the presence in person or by proxy of the holders of a majority of the shares of the outstanding capital stock of the Corporation entitled to vote thereat shall constitute a quorum. If two or more classes of stock are entitled to vote as separate classes upon any question, then, in the case of each such class, a quorum for the consideration of such question shall, except as otherwise provided by law or by the Certificate of Incorporation, consist of a majority in interest of all stock of that class entitled to vote.

         (b) If a quorum should fail to attend any meeting, then either (i) the chairman of the meeting or (ii) the holders of a majority of the shares present in person or represented by proxy and voting shall have the power to adjourn the meeting to another place, date or time in accordance with Section 6 of this
Article I. Subject to the requirements of law and the Certificate of Incorporation, on any issue on which two or more classes of stock are entitled to vote separately, no adjournment shall be taken with respect to any class for which a quorum is present unless the chairman of the meeting otherwise directs.

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         (c) If a quorum is initially present at a meeting, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.


         SECTION 6. Adjourned Meeting; Notice. When a meeting is adjourned to another place, date or time, unless this Section otherwise requires, notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting.

         SECTION 7.    Proxies and Voting.

         (a) At every meeting of stockholders, upon any matter properly brought before the meeting, except as otherwise provided in the Certificate of Incorporation, every stockholder entitled to vote at such meeting shall have one vote for each share of outstanding capital stock of the Corporation entitled to vote which is registered in such stockholder's name on the books of the Corporation. At each such meeting every stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to the meeting at which it is offered, unless such instrument provides for a longer period during which it is to remain in force.

         (b) All voting, including on the election of directors but excepting where otherwise required by law or by the rules of any stock exchange or quotation system on which securities of the Corporation are listed or quoted, may, at the election of the chairman of the meeting, be by voice vote; provided, however, that upon demand by a stockholder entitled to vote or by his or her proxy, or if the chairman of the meeting shall so determine, the vote for directors or upon any other matter before the meeting shall be taken by ballot.

         (c) All elections shall be determined by a plurality of the votes cast and, except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, all other matters shall be decided by a majority of the votes cast affirmatively or negatively by the holders of shares of outstanding capital stock of the Corporation entitled to vote and present in person or represented by proxy at the meeting.

         SECTION 8. Stockholder List. A complete list of the stockholders of record entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list of the stockholders of record shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder present at the meeting.

         SECTION 9. Inspectors. The Board of Directors may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the chairman of the meeting may, and to the extent required by law shall, appoint one or more inspectors at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties.

         SECTION 10. Action Without Meeting. Except as required by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and such written consent is filed with the minutes of proceedings of the stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

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         SECTION 11. Organization. The Chairman of the Board or, in his or her
absence, the Chief Executive Officer or, in his or her absence, the President or, in his or her absence, a Vice President, shall call meetings of the stockholders to order and shall act as chairman thereof. The Secretary of the Corporation, if present, shall act as secretary of all meetings of stockholders and, in his or her absence, the chairman of the meeting may appoint a secretary.

         SECTION 12. Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and the conduct of business. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

                                   ARTICLE II

                                    DIRECTORS

         SECTION 1. Powers. Except as otherwise required by law or provided by the Certificate of Incorporation or these Bylaws, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         SECTION 2. Number of Directors. The Board of Directors shall consist of one or more members. The exact number of directors constituting the Board of Directors shall be fixed, and may be changed from time to time, by the Board of Directors pursuant to a resolution passed by a majority of the Board of Directors then in office, even if less than a quorum, at a duly held meeting of directors. No reduction in the authorized number of directors shall have the effect of removing any director before that director's term of office expires. Directors need not be stockholders.

         SECTION 3. Term of Office. Except for the initial directors, who shall be elected by the incorporator of the Corporation, and except as otherwise provided in these Bylaws, directors shall be elected at each annual meeting of stockholders. Each director so elected shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier resignation, removal or death.

         SECTION 4. Vacancies and Newly Created Directorships. If the office of any director becomes vacant for any reason or if the number of directors shall at any time be increased, the Board of Directors may fill such vacancy or newly created directorship pursuant to a resolution duly adopted by a majority of the directors then in office, even if less than a quorum, and any director so chosen shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier resignation, removal or death. The stockholders may at any duly held meeting of stockholders elect a director to fill a vacancy or newly created directorship not filled by the directors.

         SECTION 5. Removal by Stockholders. Unless otherwise restricted by law or by the Certificate of Incorporation, any director or the entire Board of Directors may be removed, with or without cause, at a duly held meeting of stockholders by the holders of a majority of the shares of outstanding capital stock of the Corporation then entitled to vote on the election of directors.

         SECTION 6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such place, within or without the State of Delaware, on such dates and at such times as shall be determined from time to time by the Board of Directors. A regular meeting of the Board may also be held without notice immediately following the annual meeting of stockholders at the place where such meeting is held.

         SECTION 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, any two of the directors then in office, the Chief Executive Officer or, if no person holds such office, the President. Notice of the place, date and time of each such special meeting shall be given to each director by whom it is not waived by (i) mailing written notice not fewer than four days before the meeting or (ii) telegraphing, transmitting a facsimile of or personally delivering written notice or giving telephonic notice not fewer than 48 hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

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         SECTION 8. Participation by Telephone Conference Call. Members of the
Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or of any such committee, by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         SECTION 9. Quorum and Vote Required for Action. Except as may be otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, a majority of the authorized number of directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at a duly held meeting at which there is a quorum present shall be the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for the meeting.

         SECTION 10. Adjournment. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place, and no further notice thereof need be given other than announcement of the adjournment at the meeting so adjourned. At the adjourned meeting, the Board of Directors may transact any business that might have been transacted at the original meeting.

         SECTION 11. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

         SECTION 12. Compensation. Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors. This Section shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.


                                   ARTICLE III

                             COMMITTEES OF DIRECTORS

         SECTION 1. Committees of the Board of Directors. The Board of Directors, by vote of a majority of the authorized number of directors, may at any time designate one or more committees, each consisting of two or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any such committee who may then replace any absent or disqualified member at any meeting of the committee. In lieu of such action by the Board of Directors, in the absence or disqualification of any member of a committee, the committee members present at any meeting and not disqualified from voting, regardless of whether they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, any such committee, to the extent provided in resolutions duly adopted by the Board of Directors, shall have and may exercise all powers and authority of the Board of Directors in the direction of the management of the business and affairs of the Corporation. Unless otherwise prescribed by the Board of Directors, a majority of the members of the committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members present at a duly held meeting at which there is a quorum present shall be the act of such committee. Each committee shall determine its own rules for calling and holding meetings and its own methods of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all actions taken by such committee.

         SECTION 2. Term of Office. Each member of a committee shall hold office until the first meeting of the Board of Directors following the annual meeting of stockholders at which such member is not re-elected to the Board of Directors (or until such other time as the Board of Directors may determine, either in the vote establishing the committee or at the election of such member or otherwise) and until his or her successor is duly elected and qualified or until he or she sooner resigns, is removed, dies, is replaced by change of membership or becomes disqualified by ceasing to be a director, or until the committee is sooner abolished by the Board of Directors.

         SECTION 3. Audit Committee. Without limiting the generality of the foregoing, the Board of Directors shall designate annually an Audit Committee consisting of at least one independent director. The Audit Committee shall select independent public accountants to audit the books of account and other appropriate corporate records of the Corporation annually and at such other

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times as the Board of Directors shall determine by resolution,  and shall review with such independent accountants the Corporation's financial statements, basic accounting and financial policies and practices, adequacy of controls, standard and special tests used in verifying the Corporation's statements of account and in determining the soundness of the Corporation's financial condition. The Audit Committee shall report to the Board of Directors the results of such reviews, review the policies and practices pertaining to publication of quarterly and
annual   statements  to  assure   consistency   with  audited  results  and  the
implementation  of  policies  and  practices   recommended  by  the  independent
accountants, ensure that suitable independent audits are made of the operations and results of subsidiaries and affiliates and monitor compliance with the Corporation's code of business conduct. The Audit Committee shall have such other duties, functions and powers as the Board of Directors may from time to time prescribe and as may be required from time to time by the rules of any stock exchange or quotation system on which securities of the Corporation are listed or quoted.


                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. Officers. The officers of the Corporation shall consist of a Chief Executive Officer or President, or both, a Chief Financial Officer, a Secretary and, in the discretion of the Board of Directors, a Chairman of the Board, a Chief Operating Officer and one or more Executive Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and such other officers as the Board of Directors deems necessary or appropriate. Except as may be expressly set forth in a written employment contract between the Corporation and an officer or in a resolution duly adopted by the Board of Directors, each officer shall hold office until his or her successor is duly elected and qualified or until his or her earlier resignation, removal or death. The powers and duties of more than one office may be exercised and performed by the same person.

         SECTION 2. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

         SECTION 3. Chairman of the Board; Vice Chairman of the Board. The Chairman of the Board of Directors, if there be such an officer, shall be a member of the Board of Directors and shall preside at its meetings. The Chairman of the Board shall advise and counsel with the Chief Executive Officer or, if no person holds such office, the President, and shall perform such duties as from time to time may be assigned to him or her by the Board of Directors or prescribed by these Bylaws. The Board of Directors may also elect a Vice Chairman of the Board who, if there be such an officer, shall be a member of the Board of Directors and may preside at its meetings. Any person occupying the position or having the title of Chairman of the Board or Vice Chairman of the Board shall not, merely in such capacity or because of such title, be either an officer or employee of the Corporation unless the Board duly adopts a resolution with respect to such person subsequent to his or her election to such position specifically designating such position as an officer and/or employee position specifically with respect to such person.

         SECTION 4. Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, and subject to the control of the Board of Directors, the Chief Executive Officer of the Corporation, if there be such an officer, shall have general supervision, direction and control of the business and officers of the Corporation. Subject to the Board of Directors, the Chief Executive Officer shall be the final arbiter in all differences among the officers of the Corporation and his or her decision as to any matter affecting the Corporation shall be final and binding as among the officers of the Corporation. The Chief Executive Officer shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board of Directors or prescribed by these Bylaws.

         SECTION 5. President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board and the Chief Executive Officer of the Corporation, if there be such an officer or officers, and subject to the control of the Board of Directors, the President of the Corporation, if there be such an officer, shall have such general powers and duties of management as may be assigned to him or her from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer of the Corporation or prescribed by these Bylaws. If no Chief Executive Officer shall have been elected, the President shall perform all the duties of the Chief Executive Officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer.

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         SECTION 6. Executive Vice Presidents, Vice Presidents and Other
Officers. Each Executive Vice President, Vice President, Assistant Vice President and such other officer as may be duly elected under these Bylaws shall have and exercise such powers and shall perform such duties as from time to time may be assigned to such officer by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President or prescribed by these Bylaws.

         SECTION 7. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in books provided for that purpose, see that all notices are duly given in accordance with the provisions of law and these Bylaws, be custodian of the records and of the corporate seal or seals of the Corporation and see that the corporate seal is affixed to all documents the execution of which, on behalf of the Corporation under its seal, is duly authorized and, when the seal is so affixed, the Secretary may attest the same. In general, the Secretary shall perform all duties incident to the office of secretary of a corporation and such other duties as from time to time may be assigned to him or her by the Board of Directors or the Chairman of the Board or prescribed by these Bylaws.

         SECTION 8. Assistant Secretaries. The Assistant Secretaries, if there be any such officers, in order of their seniority shall, in the absence of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall assign to them or as from time to time may be assigned to them by the Chairman of the Board or the Secretary.

         SECTION 9. Chief Financial Officer. The Chief Financial Officer of the Corporation shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all reasonable times be open to inspection by any director. The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer, President and Board of Directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation; shall have such other powers and perform such other duties as may be assigned to him or her by the Board of Directors or prescribed by these Bylaws; and shall perform such other duties consistent therewith as may be assigned to him or her by the Chief Executive Officer or, if no person holds such office, the President.

         SECTION 10. Subordinate Officers. The Board of Directors may appoint such subordinate officers as the Board may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

         SECTION 11. Compensation. The Board of Directors shall fix the compensation of all officers of the Corporation. The Board may authorize any officer upon whom the power of appointing subordinate officers may have been conferred to fix the compensation of such subordinate officers.

         SECTION 12. Removal. Any officer of the Corporation may be removed, with or without cause, by action of the Board of Directors or the Chief Executive Officer or, if no person holds such office, the President.

         SECTION 13. Bonds. The Board of Directors may require any officer of the Corporation to give a bond to the Corporation, conditional upon the faithful performance of his or her duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

         SECTION 14. Loans to Directors or Executive Officers. The Corporation may not, directly or indirectly, including through any subsidiary, extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan, to, or for any director or executive officer (or equivalent thereof) in contravention of applicable law (including, without limitation, Section 402 of the Sarbanes-Oxley Act of 2002 and any regulations promulgated thereunder).

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                                    ARTICLE V

                                      STOCK



         SECTION 1.    Form and Execution of Certificates.

                  (a) The interest of each stockholder of the Corporation shall be evidenced by a certificate or certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The certificates of stock of each class shall be consecutively numbered and signed by the Chief Executive Officer or the President, and by the Secretary or an Assistant Secretary, may be countersigned and registered in such manner as the Board of Directors may by resolution prescribe and shall bear the corporate seal or a printed or engraved facsimile thereof. The signatures of any such officer may be facsimiles, engraved or printed. In case any transfer agent or any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any certificate shall cease to be such transfer agent or officer or officers, whether because of resignation, removal, death or otherwise, before such certificate shall have been issued by the Corporation, such certificate may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or whose facsimile signature or signatures shall have been used thereon had not ceased to be such transfer agent or officer or officers, and certificates issued and delivered to stockholders prior to such cessation shall not be affected thereby.

         (b) In case the corporate seal which has been affixed to, impressed on or reproduced in any such certificate shall cease to be the seal of the Corporation before such certificate shall have been issued and delivered by the Corporation, such certificate may nevertheless be issued and delivered by the Corporation as though the seal affixed thereto, impressed thereon or reproduced therein had not ceased to be the seal of the Corporation, and certificates issued and delivered to stockholders prior to such cessation shall not be affected thereby.

         (c) Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these Bylaws or any agreement to which the Corporation is a party shall note the restriction conspicuously on the certificate and shall also set forth, on the face or back, either the full text of the restriction or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy of the full text thereof to the holder of such certificate upon written request and without charge.

         (d) Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either (i) the full text or a summary of the preferences, voting powers, qualifications and special and relative rights of the shares of the class or series represented by such certificate or (ii) a statement of the existence of such preferences, voting powers, qualifications and rights and that the Corporation will furnish a copy of the full text or a summary thereof to the holder of such certificate upon written request and without charge.

         SECTION 2. Transfer of Shares. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his or her attorney lawfully constituted, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto duly executed, with such proof or guaranty of the authenticity of the signature as the Corporation or its agents may reasonably require. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by law or by the Certificate of Incorporation. It shall be the duty of each stockholder to notify the Corporation of his or her address.

         SECTION 3.    Record Dates.

         (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than 60 nor less than 10 days before the date of any meeting of stockholders nor more than 60 days prior to the time for any other action (if such other action is permitted by the Certificate of Incorporation). Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, any such meeting or to receive payment of any such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date fixed as aforesaid. If no such record date is so fixed by the Board, the record date shall be determined by applicable law.

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         (b) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 4. Lost or Destroyed Certificates. In case of the loss or destruction of any certificate of stock, a new certificate may be issued under the following conditions:

         (a) The owner of such certificate shall file with the Secretary or any Assistant Secretary of the Corporation an affidavit giving the facts in relation to the ownership and the loss or destruction of such certificate, stating its number and the number of shares represented thereby. Such affidavit shall be in such form and contain such statements as shall satisfy the Chief Executive Officer or, if no person holds such office, the President, the Secretary or any Assistant Secretary that such certificate has been accidentally destroyed or lost and that a new certificate ought to be issued in lieu thereof. Upon being so satisfied, such officer may require such owner to furnish to the Corporation a bond in such form and for such amount as such officer may deem advisable, and with a surety or sureties approved by such officer, to indemnify and save harmless the Corporation from any claim, loss, damage or liability which may be occasioned by the issuance of a new certificate in lieu thereof. Upon such bond being so filed, a new certificate for the same number of shares shall be issued to the owner of the certificate so lost or destroyed and the transfer agent and registrar, if any, of stock shall countersign and register such new certificate upon receipt of a written order signed by such officer, and thereupon the Corporation will save harmless such transfer agent and registrar in the premises. In case of the surrender of the original certificate, in lieu of which a new certificate has been issued, or the surrender of such new certificate, for cancellation, any bond of indemnity given as a condition of the issue of such new certificate may be surrendered.

         (b) The Board of Directors may by resolution authorize and direct any transfer agent or registrar of stock of the Corporation to issue and register, respectively, from time to time without further action or approval by or on behalf of the Corporation new certificates of stock to replace certificates reported lost, stolen or destroyed upon receipt of an affidavit of loss and bond of indemnity in form and amount and with surety satisfactory to such transfer agent or registrar in each instance or upon such terms and conditions as the Board of Directors may determine.

                                   ARTICLE VI

                             EXECUTION OF DOCUMENTS

         SECTION 1. Execution of Checks, Notes, etc. All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, or agent or agents, as shall be thereunto authorized from time to time by the Board of Directors which may in its discretion authorize any such signatures to be facsimile.

         SECTION 2. Execution of Contracts, Assignments, etc. Unless the Board of Directors, the Chief Executive Officer or, if no person holds such office, the President, shall have otherwise provided generally or in a specific instance, all contracts, agreements, endorsements, assignments or other instruments shall be signed by the Chief Executive Officer, the President or the Chief Financial Officer. The Board of Directors may, however, in its discretion, require any or all such instruments to be signed by any two or more of such officers or may permit any or all of such instruments to be signed by such other officer or officers, agent or agents, as the Board of Directors shall thereunto authorize from time to time.

         SECTION 3. Voting of Stock Owned by the Corporation. The Chief Executive Officer, the President, the Secretary or any other officer designated by the Board of Directors may on behalf of the Corporation attend, vote and grant proxies to vote with respect to shares of stock of other companies standing in the name of the Corporation.

                                   ARTICLE VII

                                 INDEMNIFICATION

         SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with

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respect to employee  benefit plans  (hereinafter an  "indemnitee"),  whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (the "DGCL") (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this
Article VII, with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article VII shall be a contract right and, to the extent not prohibited by applicable law (including, without limitation, Section 402 of the Sarbanes-Oxley Act of 2002 and any regulations promulgated thereunder), shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the DGCL so requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer shall be made only
upon  delivery  to  the   Corporation   of  an   undertaking   (hereinafter   an
"undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.

         SECTION 2. Right of Indemnitee to Bring Suit. If a claim under Section 1 of this Article VII is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the DGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this
Article VII or otherwise shall be on the Corporation.

         SECTION 3. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation of the Corporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Board of Directors may adopt bylaws from time to time with respect to indemnification to provide at all times the fullest indemnification authorized by the DGCL.

         SECTION 4. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant to any person serving as an employee or agent of the Corporation and to any person serving at the request of the Corporation as an employee or agent of another corporation or of any partnership, joint venture, trust or other organization or enterprise, including service with respect to employee benefit plans, rights to indemnification and to the advancement of expenses to the fullest extent of the provisions of this Article VII with respect to the indemnification of, and the advancement of expenses to, directors and officers of the Corporation.

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         SECTION 5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 1. Inspection of Books. The Board of Directors shall determine from time to time whether, and if allowed, to what extent and at what time and places and under what conditions and regulations, the accounts and books of the Corporation (except such as may by law be specifically open to inspection), or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by a duly adopted resolution of the Board of Directors or of the stockholders of the Corporation.

         SECTION 2. Fiscal Year. The fiscal year of the Corporation shall be determined from time to time by vote of the Board of Directors. In the absence of such determination, the fiscal year shall be the calendar year.

         SECTION 3. Corporate Seal. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and words to the effect "CORPORATE SEAL DELAWARE." Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

         SECTION 4. Waiver of Notice. Notice of any meeting of stockholders or directors need not be given to any person entitled thereto (a) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (b) who attends the meeting, except when the person attends the meeting for the express purpose of objecting, at the commencement of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. All such waivers, consents and approvals shall be filed with the corporate records or made part of the minutes of the meeting. Neither the business to be transacted at, nor the purpose of, any such meeting need be specified in any written waiver of notice or in any written consent to the holding of the meeting.

                                   ARTICLE IX

                                   AMENDMENTS

Except as expressly provided by these Bylaws, these Bylaws may be altered, amended, changed or repealed and new Bylaws adopted by the affirmative vote of a majority of the outstanding shares of capital stock of the Corporation entitled to vote or by the Board of Directors, in either case at any meeting called for that purpose at which a quorum shall be present. Any bylaw, whether made, altered, amended, changed or repealed by the stockholders or the Board of Directors may be repealed, amended, changed, further amended, changed, repealed or reinstated, as the case may be, either by the stockholders or by the Board of Directors as herein provided; except that this Article IX may be altered, amended, changed or repealed only by the affirmative vote of a majority of the outstanding shares of capital stock of the Corporation entitled to vote

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